Exhibit 99.1

Pioneer Receives Notification of Delinquency from Nasdaq

FORT LEE, N.J., August 23, 2024 /Business Wire/ — Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a leader in the design, manufacture, service and integration of electrical power systems, distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today announced that on August 21, 2024, the Company received a delinquency notification letter (the “10-Q Notice”) from the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Second Quarterly Report”), and its continued delay in filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “First Quarterly Report,” and together with the Second Quarterly Report, the “Quarterly Reports”), with the Securities and Exchange Commission. The 10-Q Notice has no immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market.

The Company previously submitted a plan to Nasdaq to regain compliance with respect to the Quarterly Reports (the “Plan”), and Nasdaq granted an exception until September 20, 2024, to file the Quarterly Reports. The 10-Q Notice provides that the Company has until September 5, 2024, to update the Plan to regain compliance with respect to the filing requirements. If the Company’s plan is accepted, Nasdaq may grant the Company an additional exception of up to a maximum of 180 calendar days from the due date of the initial delinquent filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, or until October 14, 2024, to file the Quarterly Reports to regain compliance.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, refurbishment, service and distribution of electric power systems, distributed energy resources, power generation equipment and mobile EV charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Such forward-looking statements include, without limitation, statements regarding the Company’s anticipated filing of its Quarterly Reports. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully increase its revenue and profit in the future, (ii) general economic conditions and their effect on demand for electrical equipment, (iii) the effects of fluctuations in the Company’s operating results, (iv) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (v) the Company’s dependence on two customers for a large portion of its business, (vi) the potential loss or departure of key personnel, (vii) unanticipated increases in raw material prices or disruptions in supply, (viii) the Company’s ability to realize revenue reported in the Company’s backlog, (ix) future labor disputes, (x) changes in government regulations, (xi) the liquidity and trading volume of the Company’s common stock, (xii) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event, (xiii) risks associated with litigation and claims, which could impact our financial results and condition, and (xiv) the Company’s ability to regain and maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

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